SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

UNITED COMMUNITY FINANCIAL CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other than the Registrant)

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[United Community Financial Corp. Logo]

Rights Offering and Proxy/Special Shareholder Meeting Q&A

May 6, 2013

I recently received some materials in the mail from United Community (“UCFC” or “the Company”). What’s going on?

The Company is simultaneously doing two separate things, each of which involved mailing materials to our shareholders:

a.	A Proxy Statement (along with the Company’s Annual Report on Form 10-K) that is related to a shareholder vote at our upcoming Special Shareholder Meeting to be held May 28, 2013; and

b.	A Prospectus for a Rights Offering that will allow shareholders to buy stock in UCFC.

Even though there are only two mailings currently taking place, it is possible that shareholders may receive multiple sets of materials for each of these matters, depending on how they hold their shares.

Is the Proxy related to the Rights Offering in any way?

No, they are two completely separate matters and have nothing to do with each other. They just happen to be taking place around the same time.

Do either of these things have anything to do with the UCFC Annual Meeting?

No, the Annual Meeting will be held at a later date, which is yet to be determined.

What if my shares are held in the name of my broker (i.e., in “street name”), rather than in my own name? Will I still get the Proxy and Prospectus?

Your broker should pass along to you both the Proxy and the Prospectus, as they would any other Company mailing (such as our Annual Report). We encourage you to contact your broker directly if you have not yet received either the Proxy or the Prospectus.

What is the Proxy all about?

We are holding a Special Meeting of Shareholders on May 28th. If you were a shareholder on April 15, 2013, you are being asked to vote on three proposals:

a.	The conversion of recently-issued preferred shares into common shares;

b.	The sale of common shares to certain officers and directors of UCFC at the same price offered to shareholders in the Rights Offering; and

c.	The grant of authority to officers of the Company to adjourn the meeting if necessary to solicit additional votes.

Our Board of Directors recommends that you vote in favor of all three of these proposals.

When and where is the Special Meeting taking place?

The Special Meeting will take place on May 28, 2013, at 10:00 a.m., Eastern Time at the Edward W. Powers Auditorium located in the De Yor Performing Arts Center, 260 West Federal Street, Youngstown, Ohio. Shareholders may attend in person or by proxy. No presentation will be made and the Company will not be serving refreshments.

Where can I get more information on the proposals to be voted on at the Special Meeting?

We encourage you to read the Proxy Statement in its entirety, which explains the proposals in detail. If you need another copy of the Proxy Statement, you may obtain one on the internet at: http://www.cfpproxy.com/4576.

What is the Prospectus for the Rights Offering all about?

We are giving shareholders who held our stock as of March 21, 2013 the right to buy our common shares at $2.75. The Prospectus describes the Rights Offering in detail.

How exactly do I go about buying shares in the Rights Offering?

All of the steps you need to take to participate in the Rights Offering are spelled out in the Prospectus, which contains detailed instructions and is accompanied by all of the necessary forms and a return envelope.

How much stock will I be allowed to buy in the Rights Offering?

For each share of UCFC common stock you held on March 21, 2013, you will receive .06 Subscription Rights. Each Right gives you a “basic subscription privilege” to buy one share. So if you held 100 shares of UCFC, you will receive 6 Rights and would have the right to buy 6 shares of common stock for $2.75 per share. That’s roughly equal to the right to buy one share for every 17 shares held.

What if the number of shares I held isn’t neatly divisible by .06?

Then the number of Rights you receive will be rounded down. You won’t receive fractional shares.

What if there are shares left over in the Rights Offering that are unsubscribed for? Will I have the opportunity to buy those shares?

Each shareholder who purchases all of the shares available to them pursuant to the basic subscription privilege will have an over-subscription privilege, giving them the option to purchase additional shares. Detailed information on the over-subscription privilege is contained in the Prospectus.

How can I find out how many shares I held as of March 21, 2013?

When you receive the Prospectus, you will also receive a rights certificate telling you how many shares you have the right to purchase based on the number of shares you owned on March 21, 2013. If your shares are held in a brokerage account, you can also contact your broker. For shares held in certificate form, you can contact our information agent, Registrar and Transfer Company, at (800) 368-5948 (toll free), Monday through Friday (except bank holidays), between 8:00 a.m. and 6:00 p.m., Eastern Time.

I lost my share certificates. How do I get replacement certificates?

You actually don’t need your certificates in order to vote at the Special Meeting or to purchase shares in the Rights Offering. But if you’d like replacement certificates anyway, contact Registrar and Transfer Company toll free at 800-368-5948.

How long is the Rights Offering going to be held open?

The Rights Offering closes at 5:00 p.m. Eastern Standard Time on May 31, 2013. If your shares are held by a broker, dealer or other nominee, your nominee may establish a deadline prior to 5:00 p.m. Our Board may extend the rights offering one or more times, but in no event will the expiration date be later than June 30, 2013.

Do you think I should buy stock in the Rights Offering?

We are not making any recommendation as to whether or not you should participate in the Rights Offering. You should consult your financial advisor with investment decisions such as this.

If I do buy shares in the Rights Offering, where will they be deposited?

If you hold your shares in a brokerage account, they will be deposited directly into that brokerage account. If you hold certificates, they will be deposited electronically with Registrar and Transfer Company, and you will get a letter from them asking if you want a certificate or if you want the shares deposited into a brokerage account.

Where can I get more information about the Rights Offering?

We encourage you to read the Prospectus in its entirety. If you have other questions regarding the Rights Offering, or if you have any questions regarding completing a rights certificate or submitting payment in the Rights Offering, please contact our information agent, Registrar and Transfer Company, at (800) 368-5948 (toll free), Monday through Friday (except bank holidays), between 8:00 a.m. and 6:00 p.m., Eastern Time. You may also request a copy of any of these filings at no cost, by writing or telephoning us at the following address or telephone number:

United Community Financial Corp.

Attn: James R. Reske, CFO

275 West Federal Street

Youngstown, Ohio 44503

(330) 742-0592

This Q&A does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any offer, solicitation or sale of the securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification of the securities under the securities laws of any such state or jurisdiction. The rights offering will be made only by means of a prospectus, copies of which were mailed to all shareholders who owned shares of UCFC as of March 21, 2013. Only UCFC shareholders who owned shares on March 21, 2013 are permitted to participate in the rights offering